Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)
          Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of LCC International, Inc. (the “Company”), hereby certifies, to such officer’s knowledge that:
(a)	the Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2005 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 5, 2005	/s/ Dean J. Douglas
Dean J. Douglas
President and Chief Executive Officer